UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)       May 21, 2007

Impac Mortgage Holdings, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-14100	33-0675505
(Commission File Number)	(IRS Employer Identification No.)

19500 Jamboree Road, Irvine, CA 92612	92660
(Address of Principal Executive Offices)	(Zip Code)

(949) 475-3600

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01               Other Events.

On May 21, 2007, Impac Funding Corporation (“IFC”), a wholly-owned subsidiary of Impac Mortgage Holdings, Inc. (the “Company”) entered into a definitive asset purchase agreement with Pinnacle Financial Corporation (“Pinnacle”).  Pinnacle is a prime and Alt-A residential mortgage lender.  Pursuant to the purchase agreement IFC will acquire certain assets, and will assume certain lease liabilities including leases related to Pinnacle’s retail and wholesale lending platform.  IFC will offer employment to substantially all of Pinnacle’s employees.  The transaction is subject to customary closing conditions and is expected to close by the end of May 2007.  Although the transaction is not expected to be accretive to the Company’s earnings in the near term, the Company believes that the acquisition will strategically diversify its Alt-A correspondent and wholesale lending franchise and allow the Company to become a nation wide retail lender with specific expertise in the Prime Agency business including the first-time homebuyer and emerging markets.  Furthermore, the Company is in the process in determining whether the financial statements of Pinnacle will be required to be consolidated with those of the Company pursuant to FIN No. 46.  As a result of the complexity of the transaction and the accounting necessary to record the transaction, the Company’s quarterly report on Form 10-Q for the period ended June 30, 2007 may be filed subsequent to the August 9, 2007 filing deadline.

Forward Looking Statement Disclaimer

This Current Report on Form 8-K contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements, some of which are based on various assumptions and events that are beyond our control may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as “may,” “will,” “believe,” “expect,” “likely,” “should,” “could,” “anticipate,” “projected”, or similar terms or variations on those terms or the negative of those terms. The forward-looking statements are based on management expectations. Actual results may differ materially as a result of several factors, including, but not limited to, successful completion of the acquisition of Pinnacle, which will involve or require, among other things, continuing due diligence, which could reveal matters not now known that affect Impac’s decision to seek to complete the acquisition on different terms than those announced or at all; difficulties and delays in obtaining any necessary governmental and regulatory approvals and consents, which consents and approvals may be delayed or unobtainable; potential difficulties in meeting conditions set forth in the definitive agreement entered into by Impac and Pinnacle; the parties’ timely performance of their respective pre-closing covenants and the satisfaction of other conditions required to close, some of which may be beyond the control of the parties or render the acquisition uneconomical; difficulties assimilating Pinnacle’s operations, technologies, products, management or employees; market acceptance of Impac’s and Pinnacle’s existing and new mortgage products; unexpected or greater than anticipated increases in credit and bond spreads; the ability to generate sufficient liquidity; uncertainty in the secondary market and the inability to sell or securitize loans; unexpected decrease in value of loans underlying finance facilities due to oversupply of mortgage loans or other market conditions; continued ability to access the securitization markets or other funding sources; the availability of financing, including the renewal of finance facilities, and, if available, the terms of any financing; lenders’ unwillingness to provide further financing based on general market conditions; failure to comply with existing finance facilities; continued increase in price competition; changes in assumptions regarding estimated loan losses or an increase in loan losses; continued ability to access the securitization markets or other funding sources; changes in markets which the Company serves, such as mortgage refinancing activity and housing price appreciation; the adoption of new laws that affect our business or the business of people with whom we do business; changes in laws that affect our products and our business; and other general market and economic conditions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPAC MORTGAGE HOLDINGS, INC.

Date: May 24, 2007

	By:	/s/ William S. Ashmore
Name: William S. Ashmore
Title: President